Exhibit 10.11(e)

INNOVUS PHARMACEUTICALS, INC.

AMENDMENT TO SECOND AMENDED AND RESTATED 8% CONVERTIBLE DEBENTUTRE

THIS AMENDMENT TO SECOND AMENDED AND RESTATED 8% CONVERTIBLE DEBENTURE (“Amendment”) is entered into as of February 19, 2014 (the “Effective Date’), by and among Innovus Pharmaceuticals, Inc., a Nevada corporation (“Issuer”), and Bassam Damaj (“Debenture Holder”).

RECITALS

WHEREAS, the signatories hereto are parties to that certain 8% Convertible Debenture, dated January 22, 2013, as amended and restated on March 18, 2013 and as amended and restated on November 11, 2013 (collectively the “Debenture”).

WHEREAS, the signatories hereto desire to enter into this Amendment to amend the Debenture as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows:

AGREEMENT

1.          Conversion of Outstanding Principal and Interest. Issuer and Debenture Holder hereby agree to convert all of the current outstanding principal and interest under the Debenture as of the Effective Date, which is $476,165, into common shares of the Issuer at the conversion rate of $.40 per share for a total of 1,190,411 shares.

2.          Authority. Debenture Holder hereby represents and warrants that he is the sole legal and beneficial owner of the Debenture and that no other person has any interest (other than a community property interest) in the Debenture. Debenture Holder represents that he has the full authority to execute this Second Amendment and not consents or approvals are required for such execution that have not been obtained prior to execution.

3.          Ratification, No Default or Conversion. Debenture Holder hereby confirms (a) the absence of any Event of Default under the Debenture and (b) the absence of any conversion, pursuant to Section 1.2 or Section 3.1 of the Debenture or otherwise. Except as amended herein, the Debenture shall remain in full force and effect.

4.          Entire Agreement. This Amendment and Debenture constitute the entire agreement between the parties hereto and collectively supersede any prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. All other terms and conditions of the Debenture shall continue in full force and effect.

5.          Conflict of Terms. In the event of any inconsistency between the provisions of this Amendment and any provisions of the Debenture, the terms and provisions of this Amendment shall govern and control.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Debenture on the date first above written.

INNOVUS PHARMACEUTICALS, INC.

By:	/s/ Lynnete Dillen
Lynnette Dillen
Executive Vice President and CFO

DEBENTURE HOLDER

By:	/s/ Bassam Damaj
Bassam Damaj

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